                                                                    Exhibit 11.1

                       PEOPLES OHIO FINANCIAL CORPORATION

                               EARNINGS PER SHARE
                                   (UNAUDITED)


Earnings per share were computed as follows:

--------------------------------------------- ------------- ---------------------------- ----------------------------
                                                                 Nine Months Ended
                                                                  March 31, 2003
                                                 Income       Weighted Average Shares         Per Share Amount
--------------------------------------------- ------------- ---------------------------- ----------------------------
Basic earnings per share-Income available
to common shareholders                         $ 1,996,452                    7,553,225                       $ 0.26
                                                                                                              ------
--------------------------------------------- ------------- ---------------------------- ----------------------------
Effect of dilutive securities-stock options                                     198,391
                                                                                -------
--------------------------------------------- ------------- ---------------------------- ----------------------------
Diluted earnings per share- Income
available to common shareholders and
assumed conversion                             $ 1,996,452                    7,751,616                       $ 0.26
                                                                              ---------                       ------
--------------------------------------------- ------------- ---------------------------- ----------------------------


--------------------------------------------- ------------- ---------------------------- ----------------------------
                                                                 Nine Months Ended
                                                                  March 31, 2002
                                                 Income       Weighted Average Shares         Per Share Amount
--------------------------------------------- ------------- ---------------------------- ----------------------------
Basic earnings per share-Income available
to common shareholders                         $ 2,018,381                    7,439,650                       $ 0.27
                                                                                                              ------
--------------------------------------------- ------------- ---------------------------- ----------------------------
Effect of dilutive securities-stock options                                     275,456
                                                                                -------
--------------------------------------------- ------------- ---------------------------- ----------------------------
Diluted earnings per share- Income
available to common shareholders and
assumed conversion                             $ 2,018,381                    7,715,106                       $ 0.26
                                                                              ---------                       ------
--------------------------------------------- ------------- ---------------------------- ----------------------------


--------------------------------------------- ------------- ---------------------------- ----------------------------
                                                                Three Months Ended
                                                                  March 31, 2003
                                                 Income       Weighted Average Shares         Per Share Amount
--------------------------------------------- ------------- ---------------------------- ----------------------------
Basic earnings per share-Income available
to common shareholders                           $ 646,988                    7,572,190                       $ 0.09
                                                                                                              ------
--------------------------------------------- ------------- ---------------------------- ----------------------------
Effect of dilutive securities-stock options                                     206,587
                                                                                -------
--------------------------------------------- ------------- ---------------------------- ----------------------------
Diluted earnings per share- Income
available to common shareholders and
assumed conversion                               $ 646,988                    7,778,777                       $ 0.08
                                                                              ---------                       ------
--------------------------------------------- ------------- ---------------------------- ----------------------------


--------------------------------------------- ------------- ---------------------------- ----------------------------
                                                                Three Months Ended
                                                                  March 31, 2002
                                                 Income       Weighted Average Shares         Per Share Amount
--------------------------------------------- ------------- ---------------------------- ----------------------------
Basic earnings per share-Income available
to common shareholders                           $ 660,014                    7,439,650                       $ 0.10
                                                                                                              ------
--------------------------------------------- ------------- ---------------------------- ----------------------------
Effect of dilutive securities-stock options                                     259,107
                                                                                -------
--------------------------------------------- ------------- ---------------------------- ----------------------------
Diluted earnings per share- Income
available to common shareholders and
assumed conversion                               $ 660,014                    7,698,757                       $ 0.09
                                                                              ---------                       ------
--------------------------------------------- ------------- ---------------------------- ----------------------------




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